Filed Pursuant to Rule 424(b)(3)

Registration No. 333-152653

CB RICHARD ELLIS REALTY TRUST

Supplement No. 7 dated September 1, 2011

to the Prospectus dated May 2, 2011

This Supplement No. 7 supersedes and replaces the following prior supplements to our prospectus dated May 2, 2011: Supplement No. 1 dated May 19, 2011, Supplement No. 2 dated June 9, 2011, Supplement No. 3 dated July 6, 2011, Supplement No. 4 dated July 15, 2011, Supplement No. 5 dated July 19, 2011 and Supplement No. 6 dated August 16, 2011. This Supplement No. 7 provides information that shall be deemed part of, and must be read in conjunction with, the prospectus and the additional information incorporated by reference herein and described under the heading “Incorporation by Reference” in this Supplement No. 7. Capitalized terms used in this Supplement No. 7 have the same meanings in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and CBRE REIT include CB Richard Ellis Realty Trust and its subsidiaries.

Status of Our Current Offering

Our registration statement on Form S-11 relating to this public offering was declared effective by the Securities and Exchange Commission, or the SEC, on January 30, 2009. From January 30, 2009 through June 30, 2011, we have accepted subscriptions from 33,339 investors and issued 128,587,241 common shares pursuant to this public offering, which includes 6,979,802 common shares issued pursuant to our dividend reinvestment plan, and received gross offering proceeds of approximately $1,282,382,506. As of June 30, 2011, approximately $1,717,617,494 in common shares were available to be offered and sold in this public offering. As of August 18, 2011, 200,435,196 common shares were issued and outstanding. Our board of trustees has confirmed that our current primary offering will close on January 30, 2012. The special committee of our board of trustees continues to explore and review strategic alternatives and liquidity events in accordance with our investment objectives. However, there can be no assurance that the exploration of strategic alternatives will result in any particular outcome. We expect to offer common shares through our DRIP beyond January 30, 2012. We may amend or terminate the DRIP offering at any time.

Fees Paid in Connection with Our Offerings

For the six months ended June 30, 2011 and the year ended December 31, 2010, our Dealer Manager earned the following fees:

	Six Months Ended June 30, 2011		Year Ended December 31, 2010
	Earned(1)	Payable(2)	Earned(1)	Payable(2)
Selling commissions	$17,465,000	$712,000	$29,388,000	$347,000
Dealer manager fees	$ 5,027,000	$204,000	$13,179,000	$99,000
Marketing support fees	$ 2,497,000	$102,000	$4,523,000	$50,000

(1)	Earned represents the amount expensed on an accrual basis for services provided by the Dealer Manager during the period.

(2)	Payable represents the total unpaid amount due on an accrual basis to the Dealer Manager for services provided as of the balance sheet date specified.

For the six months ended June 30, 2011 and the year ended December 31, 2010, our Dealer Manager and our Investment Advisor and/or its affiliates earned the following other offering costs:

	Six Months Ended June 30, 2011		Year Ended December 31, 2010
	Earned(1)	Payable(2)	Earned(3)	Payable(4)
Other Offering Costs	$1,279,000	$721,000	$4,633,000	$422,000

(1)	Included in the other offering costs earned is $1,078,000 and $201,000 for the Dealer Manager and the Investment Advisor, respectively.

(2)	Included in the payable amount is $721,000 due to the Dealer Manager as of the balance sheet date specified.

(3)	Included in the other offering costs earned is $4,412,000 and $221,000 for the Dealer Manager and the Investment Advisor, respectively.

(4)	Included in the payable amount is $407,000 and $15,000 due to the Dealer Manager and our Investment Advisor, respectively, as of the balance sheet date specified.

Fees Paid in Connection with Our Operations

For the six months ended June 30, 2011 and the year ended December 31, 2010, our Investment Advisor and/or its affiliates earned the following fees:

	Six Months Ended June 30, 2011		Year Ended December 31, 2010
	Earned(1)	Payable(2)	Earned(1)	Payable(2)
Acquisition fees and expenses(3)	$10,000,000	$—	$13,056,000	$—
Investment management fees(4)	$9,570,000	$1,692,000	$11,611,000	$1,330,000
Property management fees	$585,000	$191,000	$955,000	$191,000

(1)	Earned represents the amount expensed on an accrual basis for services provided by the Investment Advisor during the period.

(2)	Payable represents the unpaid amount due on an accrual basis to the Investment Advisor for services provided.

(3)

In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $1,753,000 and $2,216,000 by the Investment Advisor for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

(4)

The Investment Advisor did not waive any investment management fees for the six months ended June 30, 2011 or the year ended December 31, 2010. In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $1,321,000 and $1,604,000 by the Investment Advisor for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

The Investment Advisor earned a construction supervision fee of $212,000 for the three and six months ended June 30, 2011. There were no construction supervision fees earned in 2010.

CBRE Capital Markets, an affiliate of the Investment Advisor, received $751,000 and $1,217,000 in mortgage banking fees for the six months ended June 30, 2011 and for the year ended December 31, 2010, respectively. Leasing and brokerage fees aggregating $1,035,000 and $895,000 were paid to the Investment Advisor or its affiliates for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively. Construction management fees of $19,000 and $20,700 were paid to affiliates of the Investment Advisor for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

Our share of investment management and acquisition fees paid to CB Richard Ellis Investors SP Asia II, LLC in connection with our investment in CBRE Strategic Partners Asia were approximately $137,000 and $0, respectively, for the six months ended June 30, 2011. Through June 30, 2011, we had paid no fees to our Investment Advisor relating to this investment.

Real Estate Investments

This section contains certain information that supplements and updates the information under the section “Real Estate Investments,” which begins on page 57 of our prospectus.

Properties

As of June 30, 2011, we owned, on a consolidated basis, 75 office, retail, and industrial (primarily warehouse/distribution) properties located in 15 states (Arizona, California, Florida, Georgia, Illinois, Kentucky, Massachusetts, Minnesota, New Jersey, North Carolina, Ohio, South Carolina, Texas, Utah and Virginia) and in the United Kingdom, encompassing approximately 14,614,000 rentable square feet, in the aggregate. Our consolidated properties were approximately 90.77% leased (based upon square feet) as of June 30, 2011. As of June 30, 2011, certain of our consolidated properties were subject to mortgage debt, a description of which is set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which is incorporated herein by reference.

In addition, we have ownership interests in five unconsolidated entities that, as of June 30, 2011, owned interests in 51 properties. Excluding those properties owned through our investment in CBRE Strategic Partners Asia, we owned, on an unconsolidated basis, 43 industrial, office and retail properties located in 10 states (Arizona, Florida, Illinois, Indiana, Minnesota, Missouri, North Carolina, Ohio, Tennessee and Texas) and in the United Kingdom and Europe encompassing approximately 2,356,000 rentable square feet. Our unconsolidated properties were approximately 98.11% leased (based upon square feet) as of June 30, 2011. As of June 30, 2011, certain of our unconsolidated properties were subject to mortgage debt, a description of which is set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which is incorporated herein by reference.

As of June 30, 2011, our portfolio was 94.13% leased. The total effective annual rents for our industrial properties, office properties and retail properties were approximately $61,550,000, $139,129,000 and $8,493,000, as of June 30, 2011, respectively (net of any rent concessions). The average effective annual rent per square foot for our industrial properties, office properties and retail properties was approximately $3.68, $19.19 and $17.82 as of June 30, 2011, respectively (net of any rent concessions).

The following table provides information relating to our properties, excluding those owned through our investment in CBRE Strategic Partners Asia, as of June 30, 2011. These properties consisted of 62 industrial properties, encompassing 18,511,000 rentable square feet, 53 office properties, encompassing 7,963,000 rentable square feet and 3 retail properties, encompassing 496,000 rentable square feet.

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousands)	Percentage Leased	Approximate Total Acquisition Cost(1) (in thousands)
Domestic Consolidated Properties:
REMEC Corporate Campus 1 San Diego, CA	9/15/2004	1983	Office	100.00%	34	100.00%	$6,833
REMEC Corporate Campus 2 San Diego, CA	9/15/2004	1983	Office	100.00%	30	100.00%	6,125
REMEC Corporate Campus 3 San Diego, CA	9/15/2004	1983	Office	100.00%	37	100.00%	7,523
REMEC Corporate Campus 4 San Diego, CA	9/15/2004	1983	Office	100.00%	31	100.00%	6,186
300 Constitution Drive Boston, MA	11/3/2004	1998	Warehouse/ Distribution	100.00%	330	100.00%	19,805
Deerfield Commons(2) Atlanta, GA	6/21/2005	2000	Office	100.00%	122	100.00%	21,834
505 Century(3) Dallas, TX	1/9/2006	1997	Warehouse/ Distribution	100.00%	100	100.00%	6,095
631 International(3) Dallas, TX	1/9/2006	1998	Warehouse/ Distribution	100.00%	73	100.00%	5,407
660 North Dorothy(3) Dallas, TX	1/9/2006	1997	Warehouse/ Distribution	100.00%	120	87.50%	6,836
Bolingbrook Point III Chicago, IL	8/29/2007	2006	Warehouse/ Distribution	100.00%	185	53.18%	18,170
Cherokee Corporate Park(3) Spartanburg, SC	8/30/2007	2000	Warehouse/ Distribution	100.00%	60	0.00%	3,775
Community Cash Complex 1(3) Spartanburg, SC	8/30/2007	1960	Warehouse/ Distribution	100.00%	205	34.79%	2,690
Community Cash Complex 2(3) Spartanburg, SC	8/30/2007	1978	Warehouse/ Distribution	100.00%	145	83.50%	2,225
Community Cash Complex 3(3) Spartanburg, SC	8/30/2007	1981	Warehouse/ Distribution	100.00%	116	100.00%	1,701
Community Cash Complex 4(3) Spartanburg, SC	8/30/2007	1984	Warehouse/ Distribution	100.00%	33	100.00%	547
Community Cash Complex 5(3) Spartanburg, SC	8/30/2007	1984	Warehouse/ Distribution	100.00%	53	100.00%	824
Fairforest Building 1(3) Spartanburg, SC	8/30/2007	2000	Warehouse/ Distribution	100.00%	51	100.00%	2,974
Fairforest Building 2(3) Spartanburg, SC	8/30/2007	1999	Warehouse/ Distribution	100.00%	104	100.00%	5,379
Fairforest Building 3(3) Spartanburg, SC	8/30/2007	2000	Warehouse/ Distribution	100.00%	100	100.00%	5,760
Fairforest Building 4(3) Spartanburg, SC	8/30/2007	2001	Warehouse/ Distribution	100.00%	101	100.00%	5,640
Fairforest Building 5 Spartanburg, SC	8/30/2007	2006	Warehouse/ Distribution	100.00%	316	100.00%	16,968
Fairforest Building 6 Spartanburg, SC	8/30/2007	2005	Warehouse/ Distribution	100.00%	101	100.00%	7,469
Fairforest Building 7(3) Spartanburg, SC	8/30/2007	2006	Warehouse/ Distribution	100.00%	101	83.78%	5,626

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousands)	Percentage Leased	Approximate Total Acquisition Cost(1) (in thousands)
Greenville/Spartanburg Industrial Park(3) Spartanburg, SC	8/30/2007	1990	Warehouse/ Distribution	100.00%	67	100.00%	3,388
Highway 290 Commerce Park Building 1(3) Spartanburg, SC	8/30/2007	1995	Warehouse/ Distribution	100.00%	150	100.00%	5,388
Highway 290 Commerce Park Building 5(3) Spartanburg, SC	8/30/2007	1993	Warehouse/ Distribution	100.00%	30	100.00%	1,420
Highway 290 Commerce Park Building 7(3) Spartanburg, SC	8/30/2007	1994	Warehouse/ Distribution	100.00%	88	0.00%	4,889
HJ Park Building 1 Spartanburg, SC	8/30/2007	2003	Warehouse/ Distribution	100.00%	70	100.00%	4,216
Jedburg Commerce Park(3) Charleston, SC	8/30/2007	2007	Warehouse/ Distribution	100.00%	513	100.00%	41,991
Kings Mountain I Charlotte, NC	8/30/2007	1998	Warehouse/ Distribution	100.00%	100	100.00%	5,497
Kings Mountain II Charlotte, NC	8/30/2007	2002	Warehouse/ Distribution	100.00%	301	100.00%	11,311
Mount Holly Building Charleston, SC	8/30/2007	2003	Warehouse/ Distribution	100.00%	101	100.00%	6,208
North Rhett I Charleston, SC	8/30/2007	1973	Warehouse/ Distribution	100.00%	285	100.00%	10,302
North Rhett II Charleston, SC	8/30/2007	2001	Warehouse/ Distribution	100.00%	102	100.00%	7,073
North Rhett III Charleston, SC	8/30/2007	2002	Warehouse/ Distribution	100.00%	80	100.00%	4,812
North Rhett IV Charleston, SC	8/30/2007	2005	Warehouse/ Distribution	100.00%	316	100.00%	17,060
Orangeburg Park Building Charleston, SC	8/30/2007	2003	Warehouse/ Distribution	100.00%	101	100.00%	5,474
Orchard Business Park 2(3) Spartanburg, SC	8/30/2007	1993	Warehouse/ Distribution	100.00%	18	100.00%	761
Union Cross Building I Winston-Salem, NC	8/30/2007	2005	Warehouse/ Distribution	100.00%	101	100.00%	6,585
Union Cross Building II Winston-Salem, NC	8/30/2007	2005	Warehouse/ Distribution	100.00%	316	0.00%	17,216
Highway 290 Commerce Park Building 2(3) Spartanburg, SC	9/24/2007	1995	Warehouse/ Distribution	100.00%	100	100.00%	4,626
Highway 290 Commerce Park Building 6(3) Spartanburg, SC	11/1/2007	1996	Warehouse/ Distribution	100.00%	105	42.86%	3,760
Lakeside Office Center Dallas, TX	3/5/2008	2006	Office	100.00%	99	95.35%	17,994
Kings Mountain III Charlotte, NC	3/14/2008	2007	Warehouse/ Distribution	100.00%	542	100.00%	25,728
Enclave on the Lake(3) Houston, TX	7/1/2008	1999	Office	100.00%	171	100.00%	37,827
Avion Midrise III Washington, DC	11/18/2008	2002	Office	100.00%	71	100.00%	21,111
Avion Midrise IV Washington, DC	11/18/2008	2002	Office	100.00%	72	100.00%	21,112
13201 Wilfred Lane Minneapolis, MN	6/29/2009	1999	Warehouse/ Distribution	100.00%	335	100.00%	15,340
3011, 3055 & 3077 Comcast Place East Bay, CA	7/1/2009	1988	Office	100.00%	220	100.00%	49,000
140 Depot Street Boston, MA	7/31/2009	2009	Warehouse/ Distribution	100.00%	238	100.00%	18,950
12650 Ingenuity Drive Orlando, FL	8/5/2009	1999	Office	100.00%	125	100.00%	25,350
Crest Ridge Corporate Center I Minneapolis, MN	8/17/2009	2009	Office	100.00%	116	100.00%	28,419
West Point Trade Center Jacksonville, FL	12/30/2009	2009	Warehouse/ Distribution	100.00%	602	100.00%	29,000
5160 Hacienda Drive East Bay, CA	4/8/2010	1988	Office	100.00%	202	100.00%	38,500
10450 Pacific Center Court San Diego, CA	5/7/2010	1985	Office	100.00%	134	100.00%	32,750
225 Summit Ave Northern NJ	6/21/2010	1966	Office	100.00%	143	100.00%	40,600

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousands)	Percentage Leased	Approximate Total Acquisition Cost(1) (in thousands)
One Wayside Road Boston, MA	6/24/2010	1998	Office	100.00%	200	100.00%	55,525
100 Tice Blvd. Northern NJ	9/28/2010	2007	Office	100.00%	209	100.00%	67,600
Ten Parkway North Chicago, IL	10/12/2010	1999	Office	100.00%	100	100.00%	25,000
4701 Gold Spike Drive Dallas, TX	10/27/2010	2002	Warehouse/ Distribution	100.00%	420	100.00%	20,300
1985 International Way Cincinnati, OH	10/27/2010	1998	Warehouse/ Distribution	100.00%	189	100.00%	14,800
Rickenbacker II(3)(4) Columbus, OH	10/27/2010	1999	Warehouse/ Distribution	100.00%	434	47.37%	8,600
Summit Distribution Center Salt Lake City, UT	10/27/2010	2001	Warehouse/ Distribution	100.00%	275	100.00%	13,400
3660 Deerpark Boulevard Jacksonville, FL	10/27/2010	2002	Warehouse/ Distribution	100.00%	322	100.00%	15,300
Tolleson Commerce Park II Phoenix, AZ	10/27/2010	1999	Warehouse/ Distribution	100.00%	217	100.00%	9,200
Pacific Corporate Park(2) Washington, DC	11/15/2010	2002	Office	100.00%	696	100.00%	144,500
100 Kimball Drive Northern NJ	12/10/2010	2007	Office	100.00%	175	100.00%	60,250
Rickenbacker III(3)(4) Columbus, OH	12/17/2010	2001	Warehouse/ Distribution	100.00%	676	60.71%	13,400
70 Hudson(5) New York City Metro, NJ	4/11/2011	2000	Office	100.00%	409	100.00%	155,000
90 Hudson(5) New York City Metro, NJ	4/11/2011	2000	Office	100.00%	418	100.00%	155,000
Millers Ferry Road(3)(5) Dallas, TX	6/2/2011	2011	Warehouse/ Distribution	100.00%	1,020	100.00%	40,784

Total Domestic Consolidated Properties					14,324	90.93%	1,528,709

International Consolidated Properties:
602 Central Blvd.(3) Coventry, UK	4/27/2007	2001	Office	100.00%	50	0.00%	23,847
Thames Valley Five Reading, UK	3/20/2008	1998	Office	100.00%	40	100.00%	29,572
Albion Mills Retail Park Wakefield, UK	7/11/2008	2000	Retail	100.00%	55	100.00%	22,098
Maskew Retail Park Peterborough, UK	10/23/2008	2007	Retail	100.00%	145	100.00%	53,740

Total International Consolidated Properties					290	82.77%	129,257

Total Consolidated Properties					14,614	90.77%	1,657,966

Domestic Unconsolidated Properties(6):
Buckeye Logistics Center(7) Phoenix, AZ	6/12/2008	2008	Warehouse/ Distribution	80.00%	605	100.00%	35,573
Afton Ridge Shopping Center(8) Charlotte, NC	9/18/2008	2007	Retail	90.00%	296	96.35%	44,530
AllPoints at Anson Bldg. 1(7) Indianapolis, IN	9/30/2008	2008	Warehouse/ Distribution	80.00%	1,037	100.00%	41,305
12200 President’s Court(7) Jacksonville, FL	9/30/2008	2008	Warehouse/ Distribution	80.00%	772	100.00%	29,995
201 Sunridge Blvd.(7) Dallas, TX	9/30/2008	2008	Warehouse/ Distribution	80.00%	823	100.00%	25,690
Aspen Corporate Center 500(7) Nashville, TN	9/30/2008	2008	Office	80.00%	180	100.00%	29,936
125 Enterprise Parkway(7) Columbus, OH	12/10/2008	2008	Warehouse/ Distribution	80.00%	1,142	100.00%	38,088
AllPoints Midwest Bldg. I(7) Indianapolis, IN	12/10/2008	2008	Warehouse/ Distribution	80.00%	1,200	100.00%	41,428
Celebration Office Center(7) Orlando, FL	5/13/2009	2009	Office	80.00%	101	100.00%	13,640
22535 Colonial Pkwy(3)(7) Houston, TX	5/13/2009	2009	Office	80.00%	90	100.00%	11,596
Fairfield Distribution Ctr. IX(7) Tampa, FL	5/13/2009	2008	Warehouse/ Distribution	80.00%	136	100.00%	7,151

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousands)	Percentage Leased	Approximate Total Acquisition Cost(1) (in thousands)
Northpoint III(7) Orlando, FL	10/15/2009	2001	Office	80.00%	108	100.00%	14,592
Goodyear Crossing Ind. Park II(7) Phoenix, AZ	12/07/2009	2009	Warehouse/ Distribution	80.00%	820	100.00%	36,516
3900 North Paramount Parkway(7) Raleigh, NC	3/31/2010	1999	Office	80.00%	101	100.00%	11,176
3900 South Paramount Parkway(7) Raleigh, NC	3/31/2010	1999	Office	80.00%	119	100.00%	13,055
1400 Perimeter Park Drive(7) Raleigh, NC	3/31/2010	1991	Office	80.00%	45	100.00%	3,970
Miramar I(7)(9) Fort Lauderdale, FL	3/31/2010	2001	Office	80.00%	94	100.00%	13,645
Miramar II(7)(9) Fort Lauderdale, FL	3/31/2010	2001	Office	80.00%	129	100.00%	20,899
McAuley Place(3)(7) Cincinnati, OH	12/21/2010	2001	Office	80.00%	191	98.57%	28,000
Point West I(3)(7) Dallas, TX	12/21/2010	2008	Office	80.00%	183	100.00%	23,600
Sam Houston Crossing I(3)(7) Houston, TX	12/21/2010	2007	Office	80.00%	160	100.00%	20,400
Regency Creek(3)(7) Raleigh, NC	12/21/2010	2008	Office	80.00%	122	100.00%	18,000
Easton III(3)(7) Columbus, OH	12/21/2010	1999	Office	80.00%	135	100.00%	14,400
533 Maryville Centre(3)(7) St. Louis, MD	12/21/2010	2000	Office	80.00%	125	100.00%	19,102
555 Maryville Centre(3)(7) St. Louis, MD	12/21/2010	1999	Office	80.00%	127	67.84%	15,578
Norman Point I(3)(5)(7) Minneapolis, MN	3/24/2011	2000	Office	80.00%	213	100.00%	34,080
Norman Point II(3)(5)(7) Minneapolis, MN	3/24/2011	2007	Office	80.00%	324	100.00%	37,520
One Conway Park(3)(5)(7) Chicago, IL	3/24/2011	1989	Office	80.00%	105	71.07%	12,320
West Lake at Conway(3)(5)(7) Chicago, IL	3/24/2011	2008	Office	80.00%	99	67.83%	14,060
The Landings I(3)(5)(7) Cincinnati, OH	3/24/2011	2006	Office	80.00%	176	100.00%	23,728
The Landings II(3)(5)(7) Cincinnati, OH	3/24/2011	2007	Office	80.00%	175	96.06%	20,928
One Easton Oval(3)(5)(7) Columbus, OH	3/24/2011	1997	Office	80.00%	125	55.30%	9,529
Two Easton Oval(3)(5)(7) Columbus, OH	3/24/2011	1995	Office	80.00%	129	74.57%	10,195
Atrium I(3)(5)(7) Columbus, OH	3/24/2011	1996	Office	80.00%	315	100.00%	36,200
Weston Pointe I(3)(5)(7) Ft Lauderdale, FL	3/24/2011	1999	Office	80.00%	98	82.08%	15,507
Weston Pointe II(3)(5)(7) Ft Lauderdale, FL	3/24/2011	2000	Office	80.00%	97	96.29%	18,701
Weston Pointe III(3)(5)(7) Ft Lauderdale, FL	3/24/2011	2003	Office	80.00%	97	100.00%	18,867
Weston Pointe IV(3)(5)(7) Ft Lauderdale, FL	3/24/2011	2006	Office	80.00%	96	100.00%	22,605

Total Domestic Unconsolidated Properties					10,890	97.86%	846,105

International Unconsolidated Properties
Amber Park(3)(10) Nottingham, UK	6/10/2010	1997	Warehouse/ Distribution	80.00%	208	100.00%	12,514
Brackmills(3)(10) Northampton, UK	6/10/2010	1984	Warehouse/ Distribution	80.00%	187	100.00%	13,407
Düren(3)(11) Rhine-Ruhr, Germany	6/10/2010	2008	Warehouse/ Distribution	80.00%	392	100.00%	13,148
Schönberg(3)(11) Hamburg, Germany	6/10/2010	2009	Warehouse/ Distribution	80.00%	454	100.00%	13,819
Langenbach(3)(11) Munich, Germany	10/28/2010	2010	Warehouse/ Distribution	80.00%	225	100.00%	18,573

Total International Unconsolidated Properties					1,466	100.00%	71,461

Total Unconsolidated Properties(6)					12,356	98.11%	917,566

Total Properties(6)					26,970	94.13%	$2,575,532

(1)	Approximate total acquisition cost represents the pro rata purchase price inclusive of customary closing costs and acquisition fees/acquisition expenses.

(2)	Includes undeveloped land zoned for future use.

(3)	This property was not encumbered by mortgage debt as of June 30, 2011.

(4)	Real estate held for sale as of June 30, 2011.

(5)

The estimated acquisition cap rates for 70 & 90 Hudson (in the aggregate), Millers Ferry Road, Norman Point I, Norman Point II, One Conway Park, West Lake at Conway, The Landings, The Landings II, One Easton Oval, Two Easton Oval, Atrium I, Weston Pointe I, Weston Pointe II, Weston Pointe III and Weston Pointe IV were 7.9%, 7.8%, 8.4%, 7.7%, 7.7%, 7.6%, 8.0%, 8.1%, 4.2%, 7.2%, 8.2%, 8.5%, 9.9%, 8.0% and 10.1%, respectively. Acquisition cap rate equals annualized in-place net operating income divided by total acquisition cost for the property. Annualized in-place net operating income equals, on an annualized cash basis as derived from leases in-place at the time we acquire the property, rental income and tenant reimbursements less property and related expenses (operating maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization and our company-level general and administrative expenses. Property and related expenses (operating maintenance, management fees and real estate taxes) are estimated on an annualized basis at the time we acquire the property and are based on management’s review of the prior operator’s historical costs and existing market conditions at the time of acquisition. The acquisition cap rate is meant as a measure of in-place annualized net operating income yield at the time we acquire the property, and is not meant to be either an indication of historical, or a projection of anticipated future, net operating income yield for the acquisition.

(6)	Does not include CBRE Strategic Partners Asia properties.

(7)	This property is held through the Duke joint venture.

(8)	This property is held through the Afton Ridge joint venture.

(9)	Consolidated properties acquired on December 31, 2009 and contributed to the Duke joint venture during March 2010.

(10)	This property is held through the UK JV.

(11)	This property is held through the European JV.

Property Type Concentration

Our property type concentrations as of June 30, 2011 are as follows (Net Rentable Square Feet and Approximate Total Acquisition Cost in thousands):

	Consolidated Properties			Unconsolidated Properties (1)			Consolidated & Unconsolidated Properties (1)
Property Type	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost
Office	24	3,904	$1,077,458	29	4,059	$545,829	53	7,963	$1,623,287
Warehouse/Distribution	49	10,510	504,670	13	8,001	327,207	62	18,511	831,877
Retail	2	200	75,838	1	296	44,530	3	496	120,368

Total	75	14,614	$1,657,966	43	12,356	$917,566	118	26,970	$2,575,532

(1)

Number of Properties and Net Rentable Square Feet for Unconsolidated Properties are at 100%. Approximate Total Acquisition Cost for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

Geographic Concentration

Our geographic concentrations as of June 30, 2011 are as follows (Net Rentable Square Feet and Approximate Total Acquisition Cost in thousands):

	Consolidated Properties			Unconsolidated Properties (1)			Consolidated & Unconsolidated Properties (1)
Domestic	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost
New Jersey	5	1,353	$478,450	—	—	$—	5	1,353	$478,450
Florida	3	1,048	69,650	10	1,728	175,602	13	2,776	245,252
Texas	7	2,003	135,243	4	1,255	81,286	11	3,258	216,529
Ohio	2	1,110	22,000	8	2,388	181,068	10	3,498	203,068
Virginia	3	839	186,723	—	—	—	3	839	186,723
South Carolina	28	3,614	182,946	—	—	—	28	3,614	182,946
North Carolina	5	1,360	66,337	5	683	90,731	10	2,043	157,068
California	7	688	146,917	—	—	—	7	688	146,917
Minnesota	2	452	43,759	2	537	71,600	4	989	115,359
Massachusetts	3	769	94,280	—	—	—	3	769	94,280
Indiana	—	—	—	2	2,237	82,733	2	2,237	82,733
Arizona	1	217	9,200	2	1,425	72,089	3	1,642	81,289
Illinois	2	285	43,170	2	205	26,380	4	490	69,550
Missouri	—	—	—	2	252	34,680	2	252	34,680
Tennessee	—	—	—	1	180	29,936	1	180	29,936
Georgia	1	122	21,834	—	—	—	1	122	21,834
Kentucky	1	189	14,800	—	—	—	1	189	14,800
Utah	1	275	13,400	—	—	—	1	275	13,400

Total Domestic	71	14,324	1,528,709	38	10,890	846,105	109	25,214	2,374,814

International
United Kingdom	4	290	129,257	2	395	25,921	6	685	155,178
Germany	—	—	—	3	1,071	45,540	3	1,071	45,540

Total International	4	290	129,257	5	1,466	71,461	9	1,756	200,718

Total	75	14,614	$1,657,966	43	12,356	$917,566	118	26,970	$2,575,532

(1)

Number of Properties and Net Rentable Square Feet for Unconsolidated Properties are at 100%. Approximate Total Acquisition Cost for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

Significant Tenants

The following table details our largest tenants as of June 30, 2011 (in thousands):

	Tenant	Primary Industry	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
			Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent
1	Barclay’s Capital	Financial Services	409	$12,278	—	$—	409	$12,278
2	General Services Administration	Government	71	2,263	378	8,391	449	10,654
3	Raytheon Company	Defense and Aerospace	666	9,495	—	—	666	9,495
4	Amazon.com, Inc(2)	Internet Retail	—	—	2,462	8,964	2,462	8,964
5	National Union Fire Insurance Company	Insurance	172	6,010			172	6,010
6	Nuance Communications	Software	201	5,535	—	—	201	5,535
7	Lord Abbett & Co	Financial Services	149	5,211			149	5,211
8	Eisai	Pharmaceutical and Health Care Related	209	4,772	—	—	209	4,772
9	Comcast	Telecommunications	220	4,697	—	—	220	4,697
10	Deloitte	Professional Services	175	4,390	—	—	175	4,390
11	Barr Laboratories	Pharmaceutical and Health Care Related	143	4,061	—	—	143	4,061
12	Unilever(3)	Consumer Products	—	—	1,595	3,864	1,595	3,864
13	PPD Development	Pharmaceutical and Health Care Related	—	—	251	3,688	251	3,688
14	Eveready Battery Company	Consumer Products	—	—	168	3,568	168	3,568
15	NDB Capital Markets	Financial Services	97	3,400	—	—	97	3,400
16	Carl Zeiss	Pharmaceutical and Health Care Related	202	3,336	—	—	202	3,336
17	Whirlpool Corporation	Consumer Products	1,020	3,212			1,020	3,212
18	ConAgra Foods	Food Service and Retail	742	3,028	—	—	742	3,028
19	American LaFrance	Vehicle Related Manufacturing	513	2,979	—	—	513	2,979
20	Prime Distribution Services	Logistics and Distribution	—	—	1,200	2,958	1,200	2,958
21	Nationwide Mutual Insurance Co	Insurance	—	—	315	2,869	315	2,869
22	Kellogg’s	Consumer Products	—	—	1,142	2,817	1,142	2,817
23	Time Warner	Telecommunications	134	2,814	—	—	134	2,814
24	B&Q	Home Furnishings/Home Improvement	104	2,685	—	—	104	2,685
25	Syngenta Seeds	Agriculture	116	2,472	—	—	116	2,472
26	Dr. Pepper Snapple	Food Service and Retail	601	2,460	—	—	601	2,460
27	REMEC	Defense and Aerospace	133	2,431	—	—	133	2,431
28	Verizon Wireless(4)	Telecommunications	—	—	180	2,246	180	2,246
29	Royal Caribbean Cruises	Travel/Leisure	—	—	129	2,182	129	2,182
30	Iowa College Acquisition Corp(5)	Education	124	2,179	—	—	124	2,179
31	Citicorp North America, Inc.	Financial Services	—	—	194	2,081	194	2,081
32	American Home Mortgage	Financial Services	—	—	183	2,024	183	2,024
33	Best Buy	Specialty Retail	238	1,657	30	317	268	1,974
34	NCS Pearson, Inc.	Education	—	—	153	1,963	153	1,963
35	Markel Midwest, Inc.	Insurance	100	1,892	—	—	100	1,892
36	Disney	Travel/Leisure	—	—	101	1,855	101	1,855
37	Lockheed Martin	Defense and Aerospace	71	1,847	—	—	71	1,847
38	Mercy Health Partners of SW Ohio	Pharmaceutical and Health Care Related	—	—	113	1,795	113	1,795
39	ABB, Inc.	Other Manufacturing	—	—	91	1,641	91	1,641
40	Regus	Executive Office Suites	86	1,602	—	—	86	1,602
	Other (221 tenants)		6,569	28,309	3,438	30,934	10,007	59,243

			13,265	$125,015	12,123	$84,157	25,388	$209,172

(1)

Net Rentable Square Feet for Unconsolidated Properties is at 100%. Annualized Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia which is not material.

(2)

Our tenants are Amazon.com.azdc, Inc., in our Buckeye Logistics Center and Goodyear Crossing Park II properties, and Amazon.com.indc, LLC, in our AllPoints at Anson Bldg. 1 property, which are all wholly-owned subsidiaries of Amazon.com.

(3)	Our tenant is CONOPCO, Inc., a wholly-owned subsidiary of Unilever.

(4)	Verizon Wireless is the d/b/a for Cellco Partnership.

(5)	Our tenant is Iowa College Acquisitions Corp., an operating subsidiary of Kaplan, Inc. The lease is guaranteed by Kaplan Inc.

Tenant Industries

Our tenants operate across a wide range of industries. The following table details our tenant-industry concentrations as of June 30, 2011 (in thousands):

	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
Primary Tenant Industry Category	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent
Financial Services	837	$22,471	489	$5,783	1,326	$28,254
Pharmaceutical and Health Care Related	905	13,778	681	8,086	1,586	21,864
Defense and Aerospace	901	14,504	7	121	908	14,625
Consumer Products	1,184	4,139	3,337	9,757	4,521	13,896
Logistics and Distribution	1,772	6,272	2,023	6,718	3,795	12,990
Insurance	271	7,902	434	4,496	705	12,398
Telecommunications	687	9,082	195	2,444	882	11,526
Government	72	2,263	378	8,391	450	10,654
Internet Retail	330	1,425	2,462	8,964	2,792	10,389
Other Manufacturing	909	3,158	319	5,795	1,228	8,953
Food Service and Retail	2,017	7,477	37	467	2,054	7,944
Professional Services	243	5,134	178	2,355	421	7,489
Education	124	2,179	364	5,216	488	7,395
Business Services	736	2,874	308	3,708	1,044	6,582
Software	201	5,535	22	357	223	5,892
Home Furnishings/Home Improvement	462	4,598	73	1,173	535	5,771
Vehicle Related Manufacturing	828	4,537	—	—	828	4,537
Specialty Retail	391	3,191	111	1,178	502	4,369
Travel and Leisure	—	—	240	4,217	240	4,217
Agriculture	116	2,472	9	95	125	2,567
Apparel Retail	—	—	227	2,012	227	2,012
Executive Office Suites	86	1,602	—	—	86	1,602
Utilities	—	—	127	1,516	127	1,516
Petroleum and Mining	171	299	55	646	226	945
Other Retail	22	123	47	662	69	785

Total	13,265	$125,015	12,123	$84,157	25,388	$209,172

(1)

Net Rentable Square Feet for Unconsolidated Properties is at 100%. Annualized Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

Tenant Lease Expirations

The following table sets forth a schedule of expiring leases for our consolidated and unconsolidated properties as of June 30, 2011 (Expiring Net Rentable Square Feet and Expiring Base Rent in thousands):

	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
	Expiring Net Rentable Square Feet	Expiring Base Rent	Expiring Net Rentable Square Feet	Expiring Base Rent	Number of Expiring Leases	Expiring Net Rentable Square Feet	Expiring Base Rent	Percentage of Expiring Base Rent
2011 (Six months ending December 31, 2011)	555	$1,806	69	$979	20	624	$2,785	1.21%
2012	824	12,385	186	2,585	38	1,010	14,970	6.48%
2013	1,605	8,599	641	5,247	41	2,246	13,846	5.99%
2014	697	4,247	147	1,976	26	844	6,223	2.69%
2015	1,396	7,919	389	4,053	29	1,785	11,972	5.18%
2016	818	14,398	746	11,638	20	1,564	26,036	11.27%
2017	267	3,832	1,373	12,082	21	1,640	15,914	6.89%
2018	743	8,518	2,784	14,875	18	3,527	23,393	10.12%
2019	1,697	13,239	3,725	18,337	15	5,422	31,576	13.67%
2020	601	12,973	16	162	8	617	13,135	5.68%
2021	2,562	26,341	1,353	9,766	10	3,915	36,107	15.63%
Thereafter	1,500	24,855	694	10,233	15	2,194	35,088	15.19%

Total	13,265	$139,112	12,123	$91,933	261	25,388	$231,045	100.00%

Weighted Average Expiration (years)		7.93		7.44				7.74

(1)

Expiring Net Rentable Square Feet for Unconsolidated Properties is at 100%. Expiring Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia which is not material.

Property Portfolio Size

Our portfolio size at the end of each quarter since commencement of our initial public offering through June 30, 2011 is as follows (Net Rentable Square Feet and Approximate Total Acquisition Cost in thousands):

	Consolidated Properties			Unconsolidated Properties(1)			Consolidated & Unconsolidated Properties(1)
Cumulative Property Portfolio as of:	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost
9/30/2006	9	878	$86,644	—	—	$—	9	878	$86,644
12/31/2006	9	878	86,644	—	—	—	9	878	86,644
3/31/2007	9	878	86,644	—	—	—	9	878	86,644
6/30/2007	10	928	110,491	—	—	—	10	928	110,491
9/30/2007	42	5,439	348,456	—	—	—	42	5,439	348,456
12/31/2007	44	5,576	353,594	—	—	—	44	5,576	353,594
3/31/2008	47	6,257	426,856	—	—	—	47	6,257	426,856
6/30/2008	47	6,257	426,856	1	605	35,636	48	6,862	462,492
9/30/2008	49	6,483	486,777	6	3,307	193,773	55	9,790	680,550
12/31/2008	52	6,771	582,682	8	5,649	273,205	60	12,420	855,887
3/31/2009	52	6,771	582,717	8	5,649	273,130	60	12,420	855,847
6/30/2009	53	7,106	598,103	11	5,976	305,308	64	13,082	903,411
9/30/2009	57	7,805	719,822	11	5,976	305,202	68	13,781	1,025,024
12/31/2009	60	8,630	791,314	13	6,904	356,158	73	15,534	1,147,472
3/31/2010	58	8,407	748,835	18	7,392	418,818	76	15,799	1,167,653
6/30/2010	62	9,086	916,210	22	8,633	471,615	84	17,719	1,387,825
9/30/2010	63	9,295	983,810	22	8,633	471,615	85	17,928	1,455,425
12/31/2010	73	12,800	1,308,560	30	9,901	629,268	103	22,701	1,937,828
3/31/2011	73	12,800	1,308,560	43	11,950	903,508	116	24,750	2,212,068
6/30/2011	75	14,614	1,657,966	43	12,356	917,566	118	26,970	2,575,532

(1)

Net Rentable Square Feet for unconsolidated properties is at 100%. Approximate Total Acquisition Cost is at our pro rata share of effective ownership and does not include our investment in CBRE Strategic Partners Asia.

Rental Operations

Our reportable segments consist of three types of commercial real estate properties for which our management internally evaluates operating performance and financial results: the Domestic Industrial Properties, Domestic Office Properties and International Office/Retail Properties. All periods presented have been revised to report our segment results under our new reportable segment structure. We evaluate the performance of our segments based on net operating income, defined as: rental income and tenant reimbursements less property and related expenses (operating and maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization, and our company-level general and administrative expenses. The following tables compare the net operating income for the three and six months ended June 30, 2011 and 2010 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Domestic Industrial Properties
Revenues:
Rental	$7,182	$5,487	$14,110	$11,300
Tenant Reimbursements	1,678	1,295	3,342	2,553

Total Revenues	8,860	6,782	17,452	13,853

Property and Related Expenses:
Operating and Maintenance	495	395	943	733
General and Administrative	216	116	337	162
Property Management Fee to Related Party	53	77	136	138
Property Taxes	1,583	1,455	3,211	2,886

Total Expenses	2,347	2,043	4,627	3,919

Net Operating Income	6,513	4,739	12,825	9,934

Domestic Office Properties
Revenues:
Rental	20,886	7,612	37,052	14,861
Tenant Reimbursements	5,662	1,467	9,533	3,046

Total Revenues	26,548	9,079	46,585	17,907

Property and Related Expenses:
Operating and Maintenance	3,490	957	6,216	2,114
General and Administrative	166	84	296	171
Property Management Fee to Related Party	47	27	303	60
Property Taxes	3,076	1,096	5,523	2,286

Total Expenses	6,779	2,164	12,338	4,631

Net Operating Income	19,769	6,915	34,247	13,276

International Office/Retail Properties
Revenues:
Rental	1,537	1,535	3,135	3,475
Tenant Reimbursements	92	55	135	136

Total Revenues	1,629	1,590	3,270	3,611

Property and Related Expenses:
Operating and Maintenance	119	59	358	139
General and Administrative	(78)	86	75	121
Property Management Fee to Related Party	75	72	146	142

Total Expenses	116	217	579	402

Net Operating Income	1,513	1,373	2,691	3,209

Reconciliation to Consolidated Net Loss
Total Segment Net Operating Income	27,795	13,027	49,763	26,419
Interest Expense	9,385	3,238	15,395	6,333
General and Administrative	1,071	1,553	2,213	2,224
Investment Management Fee to Related Party	5,235	2,687	9,493	5,118
Acquisition Expenses	6,852	4,841	11,493	5,219
Depreciation and Amortization	14,972	6,717	27,245	13,960

	(9,720)	(6,009)	(16,076)	(6,435)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Other Income and Expenses
Interest and Other Income	435	91	811	689
Net Settlement Payments on Interest Rate Swaps	(180)	(230)	(354)	(444)
(Loss) Gain on Interest Rate Swaps	(108)	(115)	145	(503)
Loss on Note Payable at Fair Value	(8)	(5)	(34)	(78)
Loss on Early Extinguishment of Debt	0	0	0	(73)

Loss from Continuing Operations Before Provision for Income Taxes and Equity in Income of Unconsolidated Entities	(9,581)	(6,268)	(15,508)	(6,844)

Provision for Income Taxes	(230)	(70)	(300)	(85)
Equity in Income of Unconsolidated Entities	341	2,109	3,551	2,846

Net Loss from Continuing Operations	(9,470)	(4,229)	(12,257)	(4,083)

Discontinued Operations
Income from Discontinued Operations	220	0	395	0
Realized Loss from Sale	(126)	0	(126)	0

Income From Discontinued Operations	94	0	269	0

Net Loss	(9,376)	(4,229)	(11,988)	(4,083)

Net Loss Attributable to Non-Controlling Operating Partnership Units	13	8	16	7

Net Loss Income Attributable to CB Richard Ellis Realty Trust Shareholders	$(9,363)	$(4,221)	$(11,972)	$(4,076)

(1)

Total Segment Net Operating Income is a Non-GAAP financial measure which may be useful as a supplemental measure for evaluating the relationship of each reporting segment to the combined total. This measure should not be viewed as an alternative measure of operating performance to our U.S. GAAP presentations provided. Segment “Net Operating Income” is defined as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, including real estate taxes) before depreciation and amortization expense. The Net Operating Income segment information presented consists of the same Net Operating Income segment information disclosed in Note 10 to our consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Tax Basis and Real Estate Tax

The following table provides information regarding our tax basis and real estate taxes at each of our consolidated properties as of June 30, 2011:

Location	Property	Original Income Tax Basis	2011 Real Estate Annual Taxes
San Diego, CA	REMEC Corporate Campus	$26,667,000	$316,000
Boston, MA	300 Constitution Drive	19,805,000	306,000
Atlanta, GA	Deerfield Commons I	19,572,000	291,000
Atlanta, GA	Deerfield Commons II	2,262,000	52,000
Dallas, TX	505 Century	6,095,000	102,000
Dallas, TX	631 International	5,407,000	95,000
Dallas, TX	660 North Dorothy	6,836,000	99,000
Chicago, IL	Bolingbrook Point III	18,170,000	218,000
Spartanburg, SC	Cherokee Corporate Park	3,775,000	38,000
Spartanburg, SC	Community Cash Complex 1-5	7,987,000	147,000
Spartanburg, SC	Fairforest Building 1-4	19,753,000	363,000
Spartanburg, SC	Fairforest Building 5	16,968,000	267,000
Spartanburg, SC	Fairforest Building 6(4)	7,469,000	163,000
Spartanburg, SC	Fairforest Building 7	5,626,000	123,000
Spartanburg, SC	Greenville/Spartanburg Industrial Park	3,388,000	70,000
Spartanburg, SC	Highway 290 Commerce Park Buildings	20,083,000	323,000
Spartanburg, SC	HJ Park Building 1	4,216,000	107,000
Charleston, SC	Jedburg Commerce Park	41,991,000	634,000
Charlotte, NC	Kings Mountain I	5,497,000	35,000
Charlotte, NC	Kings Mountain II	11,311,000	55,000
Charleston, SC	Mount Holly Building	6,208,000	54,000
Charleston, SC	North Rhett I	10,302,000	140,000
Charleston, SC	North Rhett II	7,073,000	67,000
Charleston, SC	North Rhett III(4)	4,812,000	55,000
Charleston, SC	North Rhett IV	17,060,000	226,000
Charleston, SC	Orangeburg Park Building	5,474,000	128,000
Spartanburg, SC	Orchard Business Park 2	761,000	14,000
Winston-Salem, NC	Union Cross Building I	6,585,000	179,000
Winston-Salem, NC	Union Cross Building II	17,216,000	173,000
Dallas, TX	Lakeside Office Center	17,994,000	277,000
Charlotte, NC	Kings Mountain III	25,728,000	73,000
Houston, TX	Enclave on the Lake	37,827,000	577,000
Washington, DC	Avion Midrise III	21,111,000	217,000
Washington, DC	Avion Midrise IV	21,112,000	217,000
Minneapolis, MN	13201 Wilfred Lane	15,340,000	530,000
East Bay, CA	3011, 3055 & 3077 Comcast Place	49,000,000	775,000
Boston, MA	140 Depot Street	18,950,000	254,000
Orlando, FL	12650 Ingenuity Drive	25,350,000	349,000
Minneapolis, MN	Crest Ridge Corporate Center I	28,419,000	285,000
Jacksonville, FL	West Point Trade Center	29,000,000	483,000
East Bay, CA	5160 Hacienda Dr	38,500,000	464,000
San Diego, CA	10450 Pacific Center Ct	32,750,000	315,000
Northern NJ	225 Summit Ave	40,600,000	457,000
Boston, MA	One Wayside Road	55,525,000	544,000
Northern NJ	100 Tice Blvd.	67,600,000	609,000
Chicago, IL	Ten Parkway North	25,000,000	140,000
Washington, DC	Pacific Corporate Park	144,500,000	1,675,000
Northern NJ	100 Kimball Drive	60,250,000	777,000
Dallas, TX	4701 Gold Spike Drive	20,300,000	315,000
Cincinnati, OH	1985 International Way	14,800,000	130,000
Columbus, OH	Rickenbacker II	8,600,000	56,000
Columbus, OH	Rickenbacker III	13,400,000	90,000
Salt Lake City, UT	Summit Distribution Center	13,400,000	147,000
Jacksonville, FL	3660 Deerpark Boulevard	15,300,000	170,000
Phoenix, AZ	Tolleson Commerce Park II	9,200,000	235,000
New York City Metro, NJ	70 Hudson	155,000,000	1,275,000
New York City Metro, NJ	90 Hudson	155,000,000	1,364,000
Dallas, TX	Millers Ferry Road	40,784,000	156,000
Coventry, UK	602 Central Boulevard	23,847,000	N/A
Reading, UK	Thames Valley Five	29,572,000	N/A
Wakefield, UK	Albion Mills	22,098,000	N/A
Peterborough, UK	Maskew Retail Park	53,740,000	N/A

Total		$1,657,966,000	$17,796,000

Recent Developments

We previously disclosed that, in connection with the acquisition of the 70 & 90 Hudson properties on April 11, 2011, we assumed approximately $238,419,000 in two existing mortgage loans. On July 14, 2011, we and Teachers Insurance and Annuity Association of America, or the Lender, agreed to modify the $117,562,000 existing mortgage loan assumed by us in connection with the acquisition of the 90 Hudson, or the Assumed Loan. The Assumed Loan was modified to extend its maturity by three years, from May 1, 2016 to May 1, 2019. The Assumed Loan’s 5.66% annual interest rate was unchanged but is subject to a new 30 year amortization schedule. We pre-paid approximately $8,600,000 of the Assumed Loan’s balance (with no pre-payment penalty) in connection with the modification, resulting in a balance of $108,500,000. A $167,000 fee was paid to CBRE Capital Markets, an affiliate of the Investment Advisor, in connection with modification of the Assumed Loan. The agreements pertaining to the modification of the Assumed Loan contain customary provisions, including representations, warranties, covenants and indemnifications.

On August 8, 2011, the Duke joint venture closed on two loans with Woodman of the World Life Insurance Society totaling $14,425,000. The loans are secured by the Fairfield Distribution Center IX, $4,675,000, and West Lake at Conway, $9,750,000, properties. Net proceeds from the financing totaling approximately $13,818,000 was used to pay down the Wells Fargo unsecured term loan. Upon closing the Duke joint venture paid down approximately $52,818,000 of the $275,000,000 Wells Fargo unsecured term reducing the outstanding balance as of August 8, 2011 to approximately $222,182,000. Our 80% share of the outstanding balance was $177,746,000.

On August 12, 2011, we sold the Rickenbacker II and Rickenbacker III properties located in Groveport, OH, which were previously held for sale, to an unrelated third-party. The aggregate sales proceeds after customary closing costs was approximately $22,432,000.

On August 16, 2011, the Duke joint venture closed on three loans with Wells Fargo Bank, N.A., or Wells Fargo, totaling $43,400,000. The three loans are individually secured by the Easton III, Point West I and Atrium I properties. Upon closing the $6,900,000 loan secured by the Easton III property, the Duke joint venture entered into an interest rate swap agreement with Wells Fargo to effectively fix the annual interest rate on this loan at 4.95% for its entire term until this loan’s scheduled maturity on January 31, 2019. Upon closing the $11,800,000 loan secured by the Point West I property, the Duke joint venture entered into an interest rate swap agreement with Wells Fargo to effectively fix the annual interest rate on this loan to 3.41% for its entire term until this loan’s scheduled maturity on December 6, 2016. Upon closing the $24,700,000 loan secured by the Atrium I property, the Duke joint venture entered into an interest rate swap agreement with Wells Fargo to effectively fix the annual interest rate on this loan to 3.775% for its entire term until this loan’s scheduled maturity on May 31, 2018. Principal and interest payments are due monthly on the three loans. The Duke joint venture incurred financing costs of approximately $700,000 in conjunction with obtaining the three loans. Upon closing, the Duke joint venture paid down approximately $42,700,000 of the $222,182,000 remaining balance of the Wells Fargo unsecured term loan reducing the outstanding balance as of August 16, 2011 to approximately $179,482,000. Our 80% share of the outstanding balance is $143,586,000.

The Investment Advisor

The table below updates the ages of certain of the officers of our Investment Advisor included under the section “The Investment Advisor,” which begins on page 83 of our prospectus.

The officers of the Investment Advisor are as follows:

Name	Age	Position
Jack A. Cuneo	63	President and Chief Executive Officer
Laurie E. Romanak	51	Managing Director
Douglas J. Herzbrun	56	Managing Director/Global Head of Research
Philip L. Kianka	54	Director of Operations
Christopher B. Allen	44	Director of Finance
Nickolai S. Dolya	34	Director of Capital Markets
Charles W. Hessel	40	Director of Investments
Hugh S. O’Beirne	40	Senior Counsel
Brian D. Welcker	62	Director of Asset Management
G. Eric Fraser	61	Director of Accounting
Dennis Keyes	51	Director of Asset Management
Gregory L. Vinson	39	Senior Associate

The disclosure below updates the information under the following sections of our prospectus: “Summary,” “The Investment Advisor—The Sub-Advisory Agreement,” “Certain Relationships of the Dealer Manager and the Sub-Advisor,” as well as the definition of “Sub-Advisor” first defined on page 2 of our prospectus and used throughout our prospectus (all such references to “Sub-Advisor” shall mean “CFG VIII, Inc.”).

On July 7, 2011, our Investment Advisor and CNL Fund Management Company agreed to terminate the existing sub-advisory agreement and our Investment Advisor entered into a new sub-advisory agreement with CFG VIII, Inc., a wholly-owned subsidiary of CNL Financial Group, LLC. The terms of the new sub-advisory agreement provide for a change in the scope of marketing related services to be provided as well as a change in the CNL affiliated entity. CFG VIII, Inc. will also hold the interest previously held by CNL Fund Management Company in our Investment Advisor and CBRE REIT Holdings LLC.

Distribution Policy

This section contains certain information that supplements and updates the information under the section “Distribution Policy,” which begins on page 39 of our prospectus.

The following table presents total distributions declared and paid and distributions per share:

2011 Quarters	First	Second
Total distributions declared and paid	$25,306,000	$27,125,000
Distributions per share	$0.15	$0.15
Amount of distributions per share funded by cash flows provided by operating entities	$0.0758	$0.0707
Amount of distributions per share funded by uninvested proceeds from financings of our properties	$0.0742	$0.0793

2010 Quarters	First	Second	Third	Fourth
Total distributions declared and paid	$16,841,000	$19,266,000	$21,623,000	$24,053,000
Distributions per share	$0.15	$0.15	$0.15	$0.15
Amount of distributions per share funded by cash flows provided by operating entities	$0.1212	$0.0540	$0.0826	$0.0444
Amount of distributions per share funded by uninvested proceeds from financings of our properties	$0.0288	$0.0960	$0.0674	$0.1056

Our board of trustees has approved a quarterly distribution to shareholders of $0.15 per common share for the third quarter of 2011. The distribution will be calculated on a daily basis and paid on October 14, 2011 to shareholders of record during the period from July 1, 2011 through and including September 30, 2011.

For the quarter ended June 30, 2011, distributions were funded 47.10% by cash flows provided by operating activities and 52.90% from uninvested proceeds from financings of our properties. In addition, distributions totaling $11,806,000 were reinvested in our common shares pursuant to our dividend reinvestment plan during the quarter ended June 30, 2011.

For the quarter ended March 31, 2011, distributions were funded 50.51% by cash flows provided by operating activities and 49.49% from uninvested proceeds from financings of our properties. In addition, distributions totaling $10,861,000 were reinvested in our common shares pursuant to our dividend reinvestment plan during the quarter ended March 31, 2011.

Our 2010 distributions were funded 48.38% by cash flows provided by operating activities and 51.62% from uninvested proceeds from financings of our properties. In addition, 2010 distributions totaling $35,317,000 were reinvested in our common shares pursuant to our dividend reinvestment plan during 2010.

Total distributions declared and paid for the period from inception (July 1, 2004) through June 30, 2011 were $227,476,000 and total Funds from Operations for the period from inception (July 1, 2004) through June 30, 2011 were $126,851,000. For a discussion of our supplemental financial measures, see “—Non-GAAP Supplemental Financial Measure: Funds from Operations.”

Summary Selected Financial Data

This section supersedes the information under the section “Summary Selected Financial Data,” which begins on page 42 of our prospectus.

Summary Selected Financial and Operating Data

The following table sets forth summary selected financial and operating data on a consolidated basis for our company. You should read the following summary selected financial data in conjunction with our consolidated historical financial statements and the related notes and with “Management Discussion and Analysis of Financial Conditions and Results of Operations,” which are included in our incorporated documents.

The summary historical consolidated balance sheet information as of June 30, 2011 and 2010, December 31, 2010, 2009, 2008, 2007 and 2006 as well as the summary historical consolidated statement of operations information for the six months ended June 30, 2011 and June 30, 2010 and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 have been derived from our historical consolidated financial statements.

Our unaudited summary selected pro forma consolidated financial data is presented for the six months ended June 30, 2011 and for the year ended December 31, 2010. Our unaudited summary selected pro forma consolidated statements of operations data for the six months ended June 30, 2011 and for the year ended December 31, 2010 are based on our historical consolidated statements of operations and gives effect to the acquisitions of the following properties as if they were acquired on January 1, 2010, (i) the 3900 North Paramount Parkway, 3900 South Paramount Parkway and 1400 Perimeter Park Drive properties, a Duke joint venture interest which was acquired on March 31, 2010, (ii) the 5160 Hacienda Drive property which was acquired on April 8, 2010, (iii) the 10450 Pacific Court Center property which was acquired on May 7, 2010, (iv) the Amber Park and Brackmills properties, UK JV interests which were acquired on June 10, 2010, (v) the Düren and Schönberg properties, European JV interests which were acquired on June 10, 2010, (vi) the 225 Summit Avenue property which was acquired on June 21, 2010, (vii) the One Wayside Road property which was acquired on June 24, 2010, (viii) the 100 Tice Blvd. property which was acquired on September 28, 2010, (ix) the National Industrial Portfolio which was acquired on October 27, 2010, (x) the Duke joint venture Office Portfolio tranche I which was acquired on December 21, 2010, (xi) the Duke joint venture Office Portfolio tranches II and III which were acquired on March 24, 2011 and the 70 & 90 Hudson properties which were acquired April 11, 2011.

The unaudited pro forma consolidated statements of operations do not purport to represent our results of operations that would actually have occurred assuming the acquisitions of 3900 North Paramount Parkway, 3900 South Paramount Parkway, 1400 Perimeter Park Drive, 5160 Hacienda Drive, 10450 Pacific Court Center, Amber Park, Brackmills, Düren, Schönberg, 225 Summit Avenue, One Wayside Road, 100 Tice Blvd., the National Industrial Portfolio, the Duke joint venture Office Portfolio tranches I, II and III and the 70 & 90 Hudson properties had occurred on January 1, 2010, nor do they purport to project our results of operations as of any future date or for any future period.

Our unaudited pro-forma financial information is not necessarily indicative of what our results of operations would have been for the periods indicated, nor does it purport to represent our future results of operations. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 has not been included in the presentation of these unaudited pro forma financial statements due to the fact that all properties acquired and investments in unconsolidated joint venture investments are already reflected in the June 30, 2011 consolidated balance sheet included in our Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2011.

	Pro Forma Consolidated	Historical Consolidated		Pro Forma Consolidated	Historical Consolidated
	Six Months Ended June 30,	Six Months Ended June 30,		Year Ended December 31,	Year Ended December 31,
	2011	2011	2010	2010	2010	2009	2008	2007	2006
				(in thousands, except share data)
Statement of Operations Data:
Revenues
Rental	$61,305	$54,297	$29,636	$112,441	$69,373	$47,023	$33,396	$14,028	$6,630
Tenant Reimbursements	14,371	13,010	5,735	20,448	14,166	9,301	6,753	2,633	1,830

Total Revenue	75,676	67,307	35,371	132,889	83,539	56,324	40,149	16,661	8,460

Expenses
Operating and Maintenance	8,399	7,517	2,986	13,461	8,618	4,974	3,248	1,057	860
Property Taxes	9,463	8,734	5,172	15,537	10,965	7,624	5,479	1,778	1,103
Interest	19,189	15,395	6,333	31,346	14,881	11,378	10,323	5,049	1,784
General and Administrative Expense	2,921	2,921	2,678	5,650	5,526	4,246	3,320	1,853	851
Property Management Fee to Related Party	696	585	340	2,107	948	656	491	160	41
Investment Management Fee to Related Party	10,371	9,493	5,118	15,903	11,595	7,803	3,964	1,547	739
Class C Fee to Related Party	—	—	—	—	—	—	—	—	145
Acquisition Expenses	5,530	11,493	5,219	23,494	17,531	5,832	—	—	—
Depreciation and Amortization	31,458	27,245	13,960	51,937	32,125	25,093	17,171	8,050	4,618
Loss on Impairment	—	—	—	—	—	9,160	—	—	—

Total Expenses	88,027	83,383	41,806	159,435	102,189	76,766	43,996	19,494	10,141

Other Income and Expenses
Interest and Other Income	811	811	689	1,260	1,260	344	2,039	2,855	255
Net Settlement (Payments) Receipts on Interest Rate Swaps	(354)	(354)	(444)	(1,096)	(1,096)	(660)	65	—	—
Gain (Loss) on Interest Rate Swaps and Cap	145	145	(503)	23	23	89	(1,496)	—	—
(Loss) Gain on Note Payable at Fair Value	(34)	(34)	(78)	(118)	(118)	(807)	1,168	—	—
Loss on Early Extinguishment of Debt	—	—	(73)	(72)	(72)	—	—	—	—
Loss on Transfer of Real Estate Held for Sale to Continuing Operations	—	—	—	—	—	—	(3,451)	—	—

Total Other Income and (Expenses)	568	568	(409)	(3)	(3)	(1,034)	(1,675)	2,855	255

(Loss) Income Before (Provision) Benefit for Income Taxes and Equity in Income (Loss) of Unconsolidated Entities	(11,783)	(15,508)	(6,844)	(26,549)	(18,653)	(21,476)	(5,522)	22	(1,426)
(Provision) Benefit for Income Taxes	(300)	(300)	(85)	(296)	(296)	(169)	82	(279)	—
Equity in Income (Loss) of Unconsolidated Entities	1,921	3,551	2,846	6,007	8,838	2,743	(1,242)	(150)	—

Net Loss From Continuing Operations	(10,162)	(12,257)	(4,083)	(20,838)	(10,111)	(18,902)	(6,682)	(407)	(1,426)

Discontinued Operations
Income (Loss) from Discontinued Operations		395	—		(507)	—	—	—	—
Realized Loss from Sale		(126)	—		—	—	—	—	—

Income (Loss) from Discontinued Operations		269	—		(507)	—	—	—	—

Net Loss		(11,988)	(4,083)		(10,618)	(18,902)	(6,682)	(407)	(1,426)
Net Loss (Income) Attributable to Non-Controlling Operating Partnership Units	14	16	7	38	18	54	26	4	(1,058)

Net Loss Attributable to CB Richard Ellis Realty Trust Shareholders	$(10,148)	$(11,972)	$(4,076)	$(20,800)	$(10,600)	$(18,848)	$(6,656)	$(403)	$(2,484)

Per Share Data:
Basic and Diluted Net Loss Per Share from Continuing Operations	$(0.06)	$(0.07)	$(0.03)	$(0.15)	$(0.08)	$(0.23)	$(0.14)	$(0.02)	$(0.35)
Basic and Diluted Net Loss Per Share from Discontinued Operations	$	$—	$—	$	$—	$—	$—	$—	$—

Weighted Average Common Shares Outstanding—Basic and Diluted	174,813,725	174,813,725	120,399,165	136,456,565	136,456,565	81,367,593	46,089,680	18,545,418	7,010,722
Dividends Declared Per Share	$0.30	$0.30	$0.30	$0.60	$0.60	$0.60	$0.59	$0.54	$0.50

	Historical Consolidated		Historical Consolidated
	June 30,		December 31,
	2011	2010	2010	2009	2008	2007	2006
			(in thousands)
Balance Sheet Data:
Investments in Real Estate, Less Accumulated Depreciation and Amortization	$1,349,335	$ 732,992	$1,055,975	$639,573	$484,827	$309,805	$70,650
Investments in Unconsolidated Entities	462,414	316,485	410,062	214,097	131,703	101	—
Real Estate and Other Assets Held for Sale	22,085	—	22,056	—	—	—	—
Total Assets	2,168,912	1,324,842	1,716,720	1,059,019	709,920	435,751	97,807
Notes Payable	667,965	225,673	365,592	212,425	177,161	116,876	34,975
Loan Payable	25,000	15,000	60,000	—	—	45,000	—
Liabilities Related to Real Estate and other Assets Held for Sale	255	—	441	—	—	—	—
Total Liabilities	776,535	291,713	491,954	256,556	220,249	189,224	44,834
Non-Controlling Interest	2,464	2,464	2,464	2,464	2,464	2,464	2,464
Shareholders’ Equity	1,389,913	1,030,665	1,222,302	799,999	487,207	244,063	50,509
Total Liabilities, Shareholders’ Equity and Non-Controlling Interest	2,168,912	1,324,842	1,716,720	1,059,019	709,920	435,751	97,807

Non-GAAP Supplemental Financial Measure: Funds from Operations

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry analysts and investors consider presentations of operating results for REITs that use historical cost accounting to be insufficient by themselves. Consequently, the National Association of Real Estate Investment Trusts, or NAREIT, created Funds from Operations, or FFO, as a supplemental measure of REIT operating performance.

FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net income. FFO, as we define it, is presented as a supplemental financial measure. Management believes that FFO is a useful supplemental measure of REIT performance. FFO does not present, nor do we intend for it to present, a complete picture of our financial condition and/or operating performance. We believe that net income, as computed under GAAP, appropriately remains the primary measure of our performance and that FFO, when considered in conjunction with net income, improves the investing public’s understanding of the operating results of REITs and makes comparisons of REIT operating results more meaningful.

We compute FFO in accordance with standards established by NAREIT. Modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business and provide greater transparency to the investing public as to how our management team considers our results of operations. As a result, our FFO may not be comparable to FFO as reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised NAREIT White Paper on FFO defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time, and that depreciation charges required by GAAP do not always reflect the underlying economic realities. Likewise, the exclusion from NAREIT’s definition of FFO of gains and losses from the sales of previously depreciated operating real estate assets, allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. Thus, FFO provides a performance measure that, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates and operating costs. Management also believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs, since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, we view impairment charges as an item which is typically adjusted when assessing operating performance. Furthermore, publicly registered, non-traded REITs typically have a significant amount of acquisition activity during their initial years of investment and operation and therefore we believe require additional adjustments to FFO in evaluating performance. As a result, in addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO, as adjusted, which excludes the effects of acquisition costs and non-cash impairment charges.

FFO, as adjusted, is a useful measure to management’s decision-making process. As discussed below, period to period fluctuations in the excluded items can be driven by short-term factors that are not particularly relevant to our long-term investment decisions, long-

term capital structures or long-term tax planning and tax structuring decisions. We believe that adjusting FFO to exclude these acquisition costs and impairment charges more appropriately presents our results of operations on a comparative basis. The items that we exclude from net income are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, often in inconsistent and unpredictable directions. For example, our acquisition costs are primarily the result of the volume of our acquisitions completed during each period, and therefore we believe such acquisition costs are not reflective of our operating results during each period. Similarly, unrealized gains or non-cash impairment charges that we have recognized during a given period are based primarily upon changes in the estimated fair market value of certain of our investments due to deterioration in market conditions and do not necessarily reflect the operating performance of these properties during the corresponding period.

We believe that FFO, as adjusted, is useful to investors as a supplemental measure of operating performance. We believe that adjusting FFO to exclude acquisition costs provides investors a view of the performance of our portfolio over time, including after we cease to acquire properties on a frequent and regular basis and allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions. In addition, as many other non-traded REITs adjust FFO to exclude acquisition costs and impairment charges, we believe that our calculation and reporting of FFO, as adjusted, will assist investors and analysts in comparing our performance with that of other non-traded REITs. We also believe that FFO, as adjusted, may provide investors with a useful indication of our future performance, particularly after our acquisition stage, and of the sustainability of our current distribution policy. However, because FFO, as adjusted, excludes acquisition costs, which are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a historical performance measure and may not be as useful a measure for estimating the value of our common shares. In addition, the impairment charges that we exclude from FFO, as adjusted, may be realized as a loss in the future upon the ultimate disposition of the related properties or other assets through the form of lower cash proceeds.

Not all REITs calculate FFO and FFO, as adjusted (or an equivalent measure), in the same manner and therefore comparisons with other REITs may not be meaningful. Neither FFO, nor FFO as adjusted, represents cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to (i) net income (determined in accordance with GAAP), as indications of our financial performance, or (ii) to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. We believe that to further understand our performance, each of FFO and FFO, as adjusted, should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our Consolidated Financial Statements.

The following table presents our FFO and FFO, as adjusted for the three months ended June 30, 2011, March 31, 2011, December 31, 2011 and September 30, 2010 (in thousands, except per share data):

	Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Reconciliation of net loss to funds from operations:
Net Loss Attributable to CB Richard Ellis Realty Trust Shareholders	$(9,363)	$(2,609)	$(5,318)	$(1,206)
Adjustments:
Non-controlling interest	(13)	(4)	(9)	(2)
Real estate depreciation and amortization	14,972	12,274	10,224	7,941
Realized loss from sale of discontinued operations	126	—	—	—
Net effect of FFO adjustment from unconsolidated entities(1)	13,356	7,564	4,451	4,661

FFO	$19,078	$17,225	$9,348	$11,394
Other Adjustments:
Acquisition expenses/Organization expenses(2)	6,852	4,654	10,303	2,592
Unrealized gain/impairment loss in unconsolidated entity	192	35	1,277	115

FFO, as adjusted	$26,122	$21,902	$20,928	$14,101

Net loss per share (basic and diluted)	$(0.05)	$(0.02)	$(0.03)	$(0.01)
FFO per share (basic and diluted)	$0.11	$0.10	$0.06	$0.08
FFO, as adjusted, per share (basic and diluted)	$0.14	$0.13	$0.13	$0.10

(1)	Represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation) for each of our unconsolidated entities.
(2)	In addition to organization and acquisition costs incurred in our consolidated results, this adjustment also includes our portion of acquisition costs incurred within our unconsolidated entities.

Description of Shares

This section contains certain information that supplements the description of our Share Redemption Program following the caption “Description of Shares—Share Redemption Program,” which begins on page 96 of our prospectus.

For the three and six months ended June 30, 2011, we received requests to redeem 1,199,264 and 1,790,615 common shares pursuant to our share redemption program. We redeemed 100% and 100% of the redemption requests for the three and six months ended June 30, 2011, respectively, at an average price per share of $9.00 and $9.06, respectively. We funded share redemptions for the periods noted above from the cumulative proceeds of the sale of our common shares pursuant to our dividend reinvestment plan.

Certain U.S. Federal Income Tax Considerations

The following should be read in conjunction with the section “Risk Factors—U.S. Federal Income Tax Risks,” which begins on page 32 of our prospectus and the section “Certain U.S. Federal Income Tax Consequences,” which begins on page 109 of our prospectus.

As previously disclosed, we submitted a request to the IRS for a closing agreement under which the IRS would grant us relief with respect to payments we made to shareholders under our DRIP and in respect of certain custodial fees we paid on behalf of some of our IRA shareholders, in each case, which payments could be treated as preferential dividends under the rules applicable to REITs, or collectively, the Tax Matters. On July 8, 2011, we and our Investment Advisor entered into a closing agreement with the IRS, pursuant to which (i) the IRS agreed not to challenge our dividends as preferential as a result of the Tax Matters and (ii) our Investment Advisor paid a compliance fee of approximately $135,000 to the IRS. We will not reimburse our Investment Advisor for its payment of the compliance fee. As a result of our entering into the closing agreement with the IRS, we believe that we have fully resolved the Tax Matters.

Experts

This section contains certain information that supplements and updates the information under the section “Experts,” which begins on page 134 of our prospectus.

The consolidated financial statements, and the related financial statement schedule of CB Richard Ellis Realty Trust and subsidiaries, or the Company, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to the Company’s adoption of ASC Topic 805, Business Combinations, as of January 1, 2009 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and related financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and related schedule of Duke/Hulfish, LLC and subsidiaries as of December 31, 2010 and 2009, and for the years ended December 31, 2010 and 2009 and for the period from April 29, 2008 (inception) through December 31, 2008, the combined statement of revenue in excess of certain expenses of the Duke Office Portfolio Tranche I for the year ended December 31, 2009 and the combined statement of revenue in excess of certain expenses of the Duke Office Portfolio Tranche II and III for the year ended December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

The combined statement of assets, liabilities and partners’ capital and combined schedule of real estate related investments of CB Richard Ellis Strategic Partners Asia II, L.P. and CB Richard Ellis Strategic Partners Asia II-A, L.P., Cayman Islands exempted limited partnerships, as of December 31, 2008 and the related combined statements of operations, partners’ capital and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical combined statement of revenues and direct operating expenses of the 70 & 90 Hudson properties for the year ended December 31, 2010, appearing in the Current Report on Form 8-K/A filed with the SEC on April 20, 2011, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical combined statement of revenues and direct operating expenses for the year ended December 31, 2009, appearing in the Current Report on form 8-K/A filled with the SEC on November 19, 2010, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Incorporation of Certain Information by Reference

This Supplement No. 7 to our prospectus dated May 2, 2011 “incorporates by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The following documents filed with the SEC are incorporated by reference into this Supplement No. 7:

¡	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 30, 2011;

¡	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 16, 2011;

¡	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed August 15, 2011;

¡	Our Proxy Statement on Schedule 14A for our 2011 Annual Meeting of Shareholders, filed on April 20, 2011;

¡	Our Current Report on Form 8-K, filed on November 19, 2010;

¡	Our Current Report on Form 8-K/A, filed on February 11, 2011;

¡	Our Current Report on Form 8-K/A, filed on March 29, 2011;

¡	Our Current Report on From 8-K/A filed on April 20, 2011; and

¡	Our Current Report on Form 8-K filed June 22, 2011.

You can obtain any of the documents incorporated by reference in this Supplement No. 7 from us, or from the SEC through the SEC’s website at the address www.sec.gov. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any written requests for documents to CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, New Jersey 08542, or call (609) 683-4900. Such documents may also be accessed on our website at www.cbrerealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated information and does not form a part of this prospectus or any other report or document we file or furnish with the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

NATIONAL INDUSTRIAL PORTFOLIO
Independent Auditors’ Report	*
Historical Combined Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 2009 and For the Unaudited Nine-Month Period Ended September 30, 2010	*
Notes to the Historical Combined Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 2009 and For the Unaudited Nine-Month Period Ended September 30, 2010	*

70 & 90 HUDSON
Report of Independent Registered Public Accounting Firm	*
Historical Combined Statement of Revenues and Direct Operating Expenses For the Year Ended December 31, 2010	*
Notes to Historical Combined Statement of Revenues and Direct Operating Expenses For the Year Ended December 31, 2010	*

DUKE OFFICE PORTFOLIO TRANCHE I
Report of Independent Registered Public Accounting Firm	*
Combined Statements of Revenue in Excess of Certain Expenses for the Year Ended December 31, 2009 and for the Unaudited Nine-Months Ended September 30, 2010	*
Notes to Combined Statements of Revenue in Excess of Certain Expenses for the Year Ended December 31, 2009 and for the Unaudited Nine-Months Ended September 30, 2010	*

DUKE OFFICE PORTFOLIO TRANCHE II AND TRANCHE III
Report of Independent Registered Public Accounting Firm	*
Combined Statement of Revenue in Excess of Certain Expenses for the Year Ended December 31, 2010	*
Notes to Combined Statement of Revenue in Excess of Certain Expenses Year Ended December 31, 2010	*

PRO FORMA FINANCIAL INFORMATION
Pro Forma Condensed Consolidated Financial Statements (unaudited)	F-2
Pro Forma Condensed Consolidated Statements of Operations For the Six Months Ended June 30, 2011 (unaudited)	F-3
Pro Forma Condensed Consolidated Statements of Operations For the Period Ended December 31, 2010 (unaudited)	F-4
Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)	F-5

* See “Incorporation of Certain Information by Reference.”

Pro Forma Consolidated Financial Statements (unaudited)

The following unaudited pro forma consolidated statements of operations of CB Richard Ellis Realty Trust (the “Company”) including its consolidated subsidiaries, for the six months ended June 30, 2011 and for the year ended December 31, 2010 are based on the historical consolidated statements of operations of CB Richard Ellis Realty Trust and gives effect to the acquisitions of the following properties as if they were acquired on January 1, 2010, (i) the 3900 North Paramount Parkway, 3900 South Paramount Parkway and 1400 Perimeter Park Drive properties (collectively the “Duke North Carolina Portfolio”), a Duke joint venture interest which was acquired on March 31, 2010, (ii) the 5160 Hacienda Drive property which was acquired on April 8, 2010, (iii) the 10450 Pacific Court Center property which was acquired on May 7, 2010, (iv) the Amber Park and Brackmills properties, UK JV interests which were acquired on June 10, 2010, (v) the Düren and Schönberg properties, European JV interests which were acquired on June 10, 2010, (vi) the 225 Summit Avenue property which was acquired on June 21, 2010, (vii) the One Wayside Road property which was acquired on June 24, 2010, (viii) the 100 Tice Blvd. property which was acquired on September 28, 2010, (ix) the National Industrial Portfolio (“NIP”) which was acquired on October 27, 2010, (x) the Duke Office Portfolio Tranche I (“Duke Tranche I”) which was acquired on December 21, 2010, (xi) the Duke Office Portfolio Tranche II and III (“Duke Tranche II and III”) which were acquired on March 24, 2011 and the 70 Hudson St and 90 Hudson St properties, including the finalization of purchase price allocations effected in June 2011, (collectively “70 & 90 Hudson”) which were acquired April 11, 2011.

The unaudited pro forma consolidated statements of operations do not purport to represent our results of operations that would actually have occurred assuming the acquisitions of the Duke North Carolina Portfolio, 5160 Hacienda Drive, 10450 Pacific Court Center, the UK JV interests, the European JV interests, 225 Summit Avenue, One Wayside Road, 100 Tice Blvd., NIP, Duke Tranche I, Duke Tranche II and III and 70 & 90 Hudson had occurred on January 1, 2010, nor do they purport to project our results of operations as of any future date or for any future period.

In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s financial statements included on Form 10-K for the year ended December 31, 2010 and on Form 10-Q for the six months ended June 30, 2011.

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2011 (unaudited)

(In Thousands, Except Share Data)

	CB Richard Ellis Realty Trust Historical	Duke Tranche II/III	70 & 90 Hudson	Consolidated Company Pro Forma
	A	B	C
REVENUES
Rental	$54,297	$—	$7,008	$61,305
Tenant Reimbursements	13,010	—	1,361	14,371

Total Revenues	67,307	—	8,369	75,676

EXPENSES
Operating and Maintenance	7,517	—	882	8,399
Property Taxes	8,734	—	729	9,463
Interest	15,395	—	3,794	19,189
General and Administrative	2,921	—	—	2,921
Property Management Fees to Related Party	585	—	111	696
Investment Management Fees to Related Party	9,493		878	10,371
Acquisition Expenses	11,493	—	(5,963)	5,530
Depreciation and Amortization	27,245	—	4,213	31,458

Total Expenses	83,383	—	4,644	88,027

OTHER INCOME AND EXPENSES
Interest and Other Income	811	—	—	811
Net Settlement Payments on Interest Rate Swaps	(354)	—	—	(354)
Gain on Interest Rate Swaps and Cap	145	—	—	145
Loss on Note Payable at Fair Value	(34)	—	—	(34)

Total Other Income and (Expenses)	568	—	—	568

Loss Before Provision for Income Taxes and Equity in Income (Loss) of Unconsolidated Entities	(15,508)	—	3,725	(11,783)
PROVISION FOR INCOME TAXES	(300)	—	—	(300)
EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED ENTITIES	3,551	(1,630)	—	1,921

NET LOSS FROM CONTINUING OPERATIONS	(12,257)	(1,630)	3,725	(10,162)

Net Loss from Continuing Operations Attributable to Non-Controlling Operating Partnership Units	16	2	(5)	14

Net Loss from Continuing Operations Attributable to CB Richard Ellis Realty Trust Shareholders	$(12,241)	$(1,628)	$3,720	$(10,148)

Basic and Diluted Net Loss from Continuing Operations per Share	$(0.07)			$(0.06)
Weighted Average Common Shares Outstanding—Basic and Diluted	174,813,725			174,813,725

CB RICHARD ELLIS REALTY TRUST

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2010 (unaudited)

(In Thousands, Except Share Data)

	CB Richard Ellis Realty Trust Historical	NIP	Duke Tranche I	Duke Tranche II and III	70 & 90 Hudson	Duke NC Portfolio Pro Forma Adjust- ments	5160 Hacienda Dr. Pro Forma Adjust- ments	10450 Pacific Ctr.Court Pro Forma Adjust- ments	UK JV Pro Forma Adjust- ments	European JV Pro Forma Adjust- ments	225 Summit Ave. Pro Forma Adjust- ments	One Wayside Dr. Pro Forma Adjust- ments	100 Tice Blvd. Pro Forma Adjust- ments	NIP Pro Forma Adjust- ments	Duke Tranche I Pro Forma Adjust- ments	Duke Tranche II and III Pro Forma Adjust- ments	70 & 90 Hudson Pro Forma Adjust- ments	Consoli- dated Company Pro Forma
	AA	BB	CC	DD	EE	FF	GG	HH	II	JJ	KK	LL	MM	NN	OO	PP	QQ
REVENUES
Rental	$69,373	$5,720	$—	$—	$26,758	$—	$942	$951	$—	$—	$2,054	$2,680	$3,963	$—	$—	$—	$—	$112,441
Tenant Reimbursements	14,166	1,256	—	—	3,504	—	144	136	—	—	49	211	981	—	—	—	—	20,448

Total Revenues	83,539	6,976	—	—	30,262	—	1,086	1,087	—	—	2,103	2,891	4,944	—	—	—	—	132,889

EXPENSES
Operating and Maintenance	8,618	364	—	—	3,617	—	22	22	—	—	103	91	624	—	—	—	—	13,461
Property Taxes	10,965	868	—	—	2,536	—	123	126	—	—	208	250	461	—	—	—	—	15,537
Interest	14,881	—	—	—	13,727	—	—	—	—	—	—	838	1,900	—	—	—	—	31,346
General and Administrative	5,526	71	—	—	53	—	—	—	—	—	—	—	—	—	—	—	—	5,650
Property Management Fee to Related Party	948	186	—	—	587	—	18	—	—	—	99	132	137	—	—	—	—	2,107
Investment Management Fee to Related Party	11,595	—	—	—	—	69	94	97	103	104	180	250	450	613	—	—	2,347	15,903
Acquisition Expenses	17,531	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	5,963	23,494
Depreciation and Amortization	32,125	—	—	—	—	—	132	237	—	—	763	1,113	1,184	1,215	—	—	15,167	51,937

Total Expenses	102,189	1,489	—	—	20,520	69	389	482	103	104	1,353	2,674	4,755	1,828	—	—	23,477	159,435

INTEREST AND OTHER INCOME	1,260	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,260
Net Settlement Payments on Interest Rate Swaps	(1,096)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,096)
Gain on Interest Rate Swaps	23	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	23
Loss on Note Payable at Fair Value	(118)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(118)
Loss on Early Extinguishment of Debt	(72)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(72)

Total Other Income and (Expenses)	(3)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3)

(Loss) Income Before Provision for Income Taxes and Equity in (Loss) Income of Unconsolidated Entities	(18,653)	5,487	—	—	9,742	(69)	697	605	(103)	(104)	750	217	189	(1,828)	—	—	(23,477)	(26,549)
PROVISION FOR INCOME TAXES	(296)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(296)
EQUITY IN INCOME OF UNCONSOLIDATED ENTITIES	8,838	—	8,591	18,472	—	524	—	—	648	141	—	—	—	—	(7,020)	(24,187)	—	6,007

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(10,111)	5,487	8,591	18,472	9,742	455	697	605	545	37	750	217	189	(1,828)	(7,020)	(24,187)	(23,477)	(20,838)

Net Loss (Income) from Continuing Operations Attributable to Non-Controlling Operating Partnership Units	18	—	—	—	—	(1)	(1)	(1)	(1)	—	(1)	(0)	(1)	(6)	(3)	10	25	38

Net (Loss) Income from Continuing Operations Attributable to CB Richard Ellis Realty Trust Shareholders	$(10,093)	$5,487	$8,591	$18,472	$9,742	$454	$696	$604	$544	$37	$749	$216	$188	$(1,834)	$(7,023)	$(24,176)	$(23,452)	$(20,800)

Basic and Diluted Net (Loss) Income per Share	$(0.07)																	$(0.15)
Weighted Average Common Shares Outstanding—Basic and Diluted	136,456,565																	136,456,565

See accompanying notes to the pro forma condensed consolidated financial statements.

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

The adjustments to the pro forma consolidated statement of operations of the Company for the six months ended June 30, 2011 are as follows:

(A) Reflects the historical consolidated statement of operations of the Company for the six months ended June 30, 2011.

(B) Reflects the pro forma adjustment for Duke Tranche II and III in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired Duke Tranche II and III on March 24, 2011. The underlying pro forma adjustment includes revenues and direct operating expenses, depreciation and amortization expense, and an increase in the investment management fee for the period January 1, 2011 through March 23, 2011 (the data prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of Duke Tranche II and III.

(C) Reflects the pro forma adjustment for 70 & 90 Hudson in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired 70 & 90 Hudson on April 11, 2011. The pro forma adjustment includes revenues, direct operating expenses, interest, depreciation and amortization expense, and an increase in the investment management fee for the period January 1, 2011 through April 10, 2011 (the data prior to acquisition).

Net loss attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of 70 & 90 Hudson.

The adjustments to the pro forma consolidated statement of operations of the Company for the year ended December 31, 2010 are as follows:

(AA) Reflects the historical consolidated statement of operations of the Company for the year ended December 31, 2010.

(BB) Reflects the historical statement of operations for the nine months ended September 30, 2010 for NIP in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired NIP on October 27, 2010. Revenues and direct operations expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Depreciation and amortization and an increase in the investment management fee are included in the pro forma adjustments reflected in (NN).

(CC) Reflects the historical equity in income of unconsolidated interest in the Duke Tranche I for the nine months ended September 30, 2010 as if the properties were acquired on January 1, 2010. The properties were acquired by the Duke joint venture on December 21, 2010. The underlying revenues and direct operations expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Depreciation and amortization and an increase in the investment management fee are included in the pro forma adjustments reflected in (OO).

(DD) Reflects the historical equity in income of unconsolidated interest in the Duke Tranche II and III properties for the year ended December 31, 2010 as if the properties were acquired on January 1, 2010. The properties were acquired by the Duke joint venture on March 24, 2011. The underlying revenues and direct operations expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Depreciation and amortization and an increase in the investment management fee are included in the pro forma adjustments reflected in (PP).

(EE) Reflects the historical statement of revenues and direct operating expenses for the year ended December 31, 2010 for 70 & 90 Hudson in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired 70 & 90 Hudson on April 11, 2011. Revenues and direct operations expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Depreciation and amortization and an increase in the investment management fee are included in the pro forma adjustments reflected in (QQ).

(FF) Reflects the pro forma adjustment of equity in income of unconsolidated interest in the Duke North Carolina Portfolio as if the properties were acquired on January 1, 2010. The properties were acquired by the Duke joint venture on March 31, 2010. The pro forma adjustments included in equity in income of unconsolidated entities is presented to include revenues, direct operating expenses, depreciation and amortization expense and an increase in the investment management fee through March 30, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the Duke North Carolina Portfolio.

(GG) Reflects the pro forma adjustment for 5160 Hacienda Drive in order to present the operations as if the property was acquired on January 1, 2010. The Company acquired 5160 Hacienda Drive on April 8, 2010. The pro forma adjustment recognizes revenues and operating expenses, depreciation and amortization expense and an increase in the investment management fee through April 7, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the 5160 Hacienda Drive property.

(HH) Reflects the pro forma adjustment for 10450 Pacific Center Court in order to present the operations as if the property was acquired on January 1, 2010. The Company acquired 10450 Pacific Center Court on May 7, 2010. The pro forma adjustment recognizes revenues and operating expenses, depreciation and amortization expense and an increase in the investment management fee through May 6, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the 10450 Pacific Center Court property.

(II) Reflects the pro forma adjustment of equity in income of unconsolidated interest in the UK JV as if the properties were acquired on January 1, 2010. The properties were acquired by the UK JV on June 10, 2010. The pro forma adjustments included in equity in income of unconsolidated entities is presented to include revenues, direct operating expenses, depreciation and amortization expense and an increase in the investment management fee through June 9, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the UK JV.

(JJ) Reflects the pro forma adjustment of equity in income of unconsolidated interest in the European JV as if the properties were acquired on January 1, 2010. The properties were acquired by the European JV on June 10, 2010. The pro forma adjustments included in equity in income of unconsolidated entities is presented to include revenues, direct operating expenses, depreciation and amortization expense and an increase in the investment management fee through June 9, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the European JV.

(KK) Reflects the pro forma adjustment for 225 Summit Avenue in order to present the operations as if the property was acquired on January 1, 2010. The Company acquired 225 Summit Avenue on June 21, 2010. The pro forma adjustment recognizes revenues and operating expenses, depreciation and amortization expense and an increase in the investment management fee through June 20, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the European JV.

(LL) Reflects the pro forma adjustment for One Wayside Road in order to present the operations as if the property was acquired on January 1, 2010. The Company acquired One Wayside Road on June 24, 2010. The pro forma adjustment recognizes revenues and operating expenses, depreciation and amortization expense and an increase in the investment management fee through June 23, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the One Wayside Road property.

(MM) Reflects the pro forma adjustment for 100 Tice Blvd. in order to present the operations as if the property was acquired on January 1, 2010. The Company acquired 100 Tice Blvd. on September 28, 2010. The pro forma adjustment recognizes revenues and operating expenses, depreciation and amortization expense and an increase in the investment management fee through September 27, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of the 100 Tice Blvd. property.

(NN) Reflects the pro forma adjustment for NIP in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired NIP on October 27, 2010. The pro forma adjustment recognizes revenues and direct operating expenses from October 1, 2010 through October 26, 2010, as well as depreciation and amortization expense, and an increase in the investment management fee from January 1, 2010 through October 26, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of NIP.

(OO) Reflects the pro forma adjustment for Duke Tranche I in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired Duke Tranche I on December 21, 2010. The underlying pro forma adjustment includes revenue and direct operating expenses for the period October 1, 2010 through December 20, 2010 as well as depreciation and amortization expense and an increase in the investment management fee from January 1, 2010 through December 20, 2010 (the date prior to acquisition).

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of Duke Tranche I.

(PP) Reflects the pro forma adjustment for Duke Tranche II and III in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired Duke Tranche II and III on March 24, 2011. The underlying pro forma adjustment includes depreciation and amortization expense, acquisition expenses and an increase in the investment management fee through December 31, 2010.

Net (income) attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of Duke Tranche II and III.

(QQ) Reflects the pro forma adjustment for 70 & 90 Hudson in order to present the operations as if the properties were acquired on January 1, 2010. The Company acquired 70 & 90 Hudson on April 11, 2011. The pro forma adjustment includes depreciation and amortization expense, acquisition expenses and an increase in the investment management fee through December 31, 2010.

Net loss attributable to non-controlling operating partnership units reflects an adjustment for the allocable portion of the pro forma income of 70 & 90 Hudson.